                                                                     Exhibit 1.2

                      TANGER PROPERTIES LIMITED PARTNERSHIP
                     (a North Carolina limited partnership)

                              9 1/8% Notes due 2008

                                 TERMS AGREEMENT
                                 ---------------


                                                Dated: February 9, 2001


To: TANGER PROPERTIES LIMITED PARTNERSHIP
3200 Northline Avenue, Suite 360
Greensboro, North Carolina 27408

Attention:  Chairman of the Board of Directors

Dear Ladies and Gentlemen:

      We understand that Tanger Properties Limited Partnership (a North Carolina limited partnership), proposes to issue and sell $100,000,000 aggregate principal amount of its 9 1/8% Senior Notes due 2008 (the "Underwritten Securities") to be unconditionally guaranteed as to payment of principal thereof and interest thereon by Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the "Company"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective principal amount of Initial Underwritten Securities set forth below opposite their respective names at the purchase price set forth below.

                                                   Principal Amount
                                                      of Initial
             Underwriter                         Underwritten Securities
             -----------                         -----------------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                              $ 90,000,000
Banc of America Securities LLC                        $ 10,000,000
                                                      ------------
               Total                                  $100,000,000
                                                      ============


      The Underwritten Securities shall have the following terms:

Title of Securities:    9% Senior Notes due 2008

Currency:     U.S. Dollars

Principal amount to be issued:  $100,000,000

Current Ratings:  Ba2/BB+

Interest rate or formula:  9%

Regular Record Dates:  15 days prior to applicable Interest Payment Date

Interest Payment Dates: Payable semi-annually in arrears on each February 15 and August 15, commencing August 15, 2001

Stated Maturity Date:  February 15, 2008

Redemption and/or repayment provisions:  None

Sinking fund requirements:  None

Number of Option Securities, if any, that may be purchased by the
Underwriters:  None

Initial public offering price: 99.366%, plus accrued interest, if any, from February 15, 2001

Purchase price: 97.366%, plus accrued interest, if any, from February 15, 2001 (payable in same funds) Form: Book-entry-only form through the facilities of The

Depository Trust Company Additional co-managers, if any: Banc of America

Securities LLC Other terms:

      APPOINTMENT OF QUALIFIED INDEPENDENT UNDERWRITER. The Operating Partnership hereby confirms its engagement of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), and Merrill Lynch hereby confirms its agreement with the Operating Partnership to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter."

Closing date and location: February 15, 2001, 9 a.m., Brown & Wood LLP, New York, New York

      All the provisions contained in the document attached as Annex A hereto entitled "Tanger Properties Limited Partnership - Debt Securities - Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

      Please accept this offer no later than 7:00 o'clock P.M. (New York City time) on February 9, 2001 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                              Very truly yours,

                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED

                              BANC OF AMERICA SECURITIES LLC

                              By: Merrill Lynch, Pierce, Fenner & Smith
                                              Incorporated


                               By /s/ John Timoney
                                  ------------------------------
                                    Authorized Signatory

Accepted:

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  Tanger GP Trust
     (its general partner)


By /s/ Steven B. Tanger
  ----------------------------